Exhibit 99.1

Lifetime Brands, Inc. Reports Fourth Quarter and Full Year 2020 Financial Results
Declares Regular Quarterly Dividend
GARDEN CITY, NY, March 10, 2021 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter and full year ended December 31, 2020.

Robert Kay, Lifetime’s Chief Executive Officer, commented, “We are pleased with our performance in the fourth quarter, which represents another quarter driving significant value for shareholders. Our core U.S. business delivered its sixth consecutive quarter of year-over-year growth driven by increased demand in our kitchenware products. We outperformed in the majority of our categories in both pure play and omnichannel e-commerce, where there was strong demand, and we continue to gain market share across most of our channels. We also achieved meaningful progress in our international business during the fourth quarter, which demonstrated the benefits from the turnaround plan for this business unit that we began executing against in 2019. On a consolidated basis, Lifetime grew sales by nearly 10% in the quarter, which favorably compares to a strong quarter a year ago.”

Mr. Kay continued, “Our strong fourth quarter results capped a truly transformative year for Lifetime Brands, and I’m incredibly proud of what our team accomplished in 2020. Despite the external challenges presented by the global pandemic, net income for the quarter was $15.2 million compared with a net loss of $(14.5) million for the prior period. Correspondingly, we generated $77.3 million in Consolidated Adjusted EBITDA in 2020, an increase of approximately 21% over 2019, by demonstrating strong top line growth and remaining focused on disciplined cost control, which has contributed to making our company a leaner organization. The combination of substantially higher cash flow from operations and a more disciplined approach to managing the balance sheet has allowed us to de-leverage Lifetime to our target levels, notwithstanding meaningful investments in higher inventory levels that we have made over the past six months in order to drive competitive advantage. We have now substantially achieved our Lifetime 2.0 objectives and look forward to driving continued growth and profitability as we enter the next phase of our strategic plan."
Fourth Quarter Financial Highlights:
Consolidated net sales for the three months ended December 31, 2020, were $249.2 million, representing an increase of $22.3 million or 9.8% as compared to $226.9 million for the corresponding period in 2019, led by 10.7% growth in our core U.S. business. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased $21.5 million or 9.4% in the fourth quarter of 2020, as compared to consolidated net sales in the corresponding period in 2019.
Gross margin was $88.1 million, or 35.4%, in 2020 as compared to $83.9 million, or 37.0%, for the corresponding period in 2019.
Income from operations was $24.4 million, as compared to loss from operations of $(15.5) million in the prior year's quarter. Excluding a $33.2 million non-cash charge for goodwill impairment, income from operations would have been approximately $17.8 million, in 2019.
Net income was $15.2 million, or $0.70 per diluted share, in the quarter ended December 31, 2020, as compared to net loss of $(14.5) million, or $(0.70) per diluted share, for the corresponding period in 2019.
Adjusted net income was $15.2 million, or $0.70 per diluted share, in the quarter ended December 31, 2020, as compared to adjusted net income of $11.3 million, or $0.54 per diluted share, for the corresponding period in 2019. A table which reconciles this non-GAAP financial measure to net income (loss), as reported, is included below.

Full Year Financial Highlights:
Consolidated net sales for the year ended December 31, 2020, were $769.2 million, an increase of $34.3 million, or 4.7%, as compared to consolidated net sales of $734.9 million for the corresponding period in 2019. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased $33.6 million, or 4.6%, as compared to consolidated net sales in the corresponding period in 2019.

Gross margin for 2020 was $274.0 million, or 35.6%, compared to $255.2 million, or 34.7%, for the corresponding period in 2019. Excluding the SKU Rationalization of $8.5 million, the gross margin in the 2019 period would have been 35.9%.
Income from operations was $25.0 million in 2020, as compared to loss from operations of $(23.4) million for the corresponding period in 2019. Income from operations, excluding the impact of certain non-cash charges, was $47.9 million, as compared to $28.1 million for the corresponding period in 2019. A table which reconciles this non-GAAP financial measure to income (loss) from operations, as reported, is included below.
Net loss was $(3.0) million, or $(0.14) per diluted share, in the year ended December 31, 2020, as compared to net loss of $(44.4) million, or $(2.16) per diluted share, in the corresponding period in 2019.
Adjusted net income was $20.2 million, or $0.95 per diluted share, as compared to $9.2 million, or $0.44 per diluted share, in the corresponding period in 2019.
Consolidated adjusted EBITDA, after giving effect to certain adjustments as permitted and defined under our debt agreements, was $77.3 million in the year ended December 31, 2020. A table which reconciles this non-GAAP financial measure to net loss, as reported, is included below.
Dividend
On March 9, 2021, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on May 17, 2021 to shareholders of record on May 3, 2021.
Conference Call

The Company has scheduled a conference call for Wednesday, March 10, 2021 at 11:00 a.m. The dial-in number for the conference call is (866) 610-1072 (U.S.) or (973) 935-2840 (International), Conference ID: 3185706.

A live webcast of the conference call will be accessible through:
https://event.on24.com/wcc/r/3043690/F9E6F0057DE8E9600AAF23880AC539ED

For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, income from operations excluding certain non-cash charges, adjusted net income, adjusted diluted income per common share, gross margin (excluding non-recurring charges) and consolidated adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance.

Forward-Looking Statements
In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial outlook, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our efforts to stabilize our international business, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; changes in U.S. or foreign trade or tax law and policy; the impact of tariffs on imported goods and materials; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; the impact of our SKU rationalization initiative, expenses and other challenges relating to the integration of the Filament Brands business and future acquisitions; warehouse consolidation efforts performed by the business; the ongoing reorganization of our U.K. operations; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the long-term ramifications of the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the coronavirus outbreak; our expectations regarding the future level of demand for our products; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, Kizmos™, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen and Rabbit®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including BUILT NY®, Taylor® Bath, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Andrew Squire / Sophie Throsby
212-355-4449

LIFETIME BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands - except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net sales	$249,209	$226,938	$769,169	$734,902
Cost of sales	161,105	143,028	495,171	479,711
Gross margin	88,104	83,910	273,998	255,191
Distribution expenses	22,135	22,605	72,845	72,543
Selling, general and administrative expenses	41,598	43,239	155,872	161,618
Goodwill and other impairments	—	33,242	20,100	42,990
Restructuring expenses (benefit)	(42)	316	211	1,435
Income (loss) from operations	24,413	(15,492)	24,970	(23,395)
Interest expense	(4,183)	(5,275)	(17,277)	(20,780)
Mark to market gain (loss) on interest rate derivatives	172	(315)	(2,144)	402
Income (loss) before income taxes and equity in earnings	20,402	(21,082)	5,549	(43,773)
Income tax (provision) benefit	(6,853)	5,704	(9,866)	(1,109)
Equity in earnings, net of taxes	1,672	862	1,310	467
NET INCOME (LOSS)	$15,221	$(14,516)	$(3,007)	$(44,415)
Weighted-average shares outstanding—basic	20,936	20,660	20,860	20,597
BASIC INCOME (LOSS) PER COMMON SHARE	0.73	$(0.70)	(0.14)	$(2.16)
Weighted-average shares outstanding—diluted	21,673	20,660	20,860	20,597
DILUTED INCOME (LOSS) PER COMMON SHARE	0.70	$(0.70)	(0.14)	$(2.16)

LIFETIME BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands - except share data)

	December 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$35,963	$11,370
Accounts receivable, less allowances of $17,013 at December 31, 2020 and $9,681 at December 31, 2019	170,037	128,639
Inventory	203,164	173,427
Prepaid expenses and other current assets	12,129	14,140
Income taxes receivable	—	1,577
TOTAL CURRENT ASSETS	421,293	329,153
PROPERTY AND EQUIPMENT, net	23,120	28,168
OPERATING LEASE RIGHT-OF-USE ASSETS	96,543	106,871
INVESTMENTS	20,032	21,289
INTANGIBLE ASSETS, net	244,025	280,471
OTHER ASSETS	2,468	4,071
TOTAL ASSETS	$807,481	$770,023
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$17,657	$8,413
Accounts payable	66,095	36,173
Accrued expenses	80,050	52,060
Income taxes payable	4,788	—
Current portion of operating lease liabilities	11,480	10,661
TOTAL CURRENT LIABILITIES	180,070	107,307
OTHER LONG-TERM LIABILITIES	16,483	12,214
INCOME TAXES PAYABLE, LONG-TERM	1,444	1,217
OPERATING LEASE LIABILITIES	102,355	112,180
DEFERRED INCOME TAXES	10,714	13,685
REVOLVING CREDIT FACILITY	27,302	32,822
TERM LOAN	238,977	254,281
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at December 31, 2020 and 2019; shares issued and outstanding: 21,755,195 at December 31, 2020 and 21,255,660 at December 31, 2019	218	213
Paid-in capital	268,666	263,386
Retained earnings	424	7,173
Accumulated other comprehensive loss	(39,172)	(34,455)
TOTAL STOCKHOLDERS’ EQUITY	230,136	236,317
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$807,481	$770,023

LIFETIME BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended December 31,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(3,007)	$(44,415)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,664	25,115
Goodwill and other impairments	20,100	42,990
Amortization of financing costs	1,774	1,748
Mark to market loss (gain) on interest rate derivatives	2,144	(402)
Non-cash lease expense	2,379	1,047
Provision for doubtful accounts, net of (recoveries)	3,291	(163)
Deferred income taxes	(1,861)	(1,073)
Stock compensation expense	5,951	5,041
Undistributed equity (earnings), net of taxes	(1,258)	(343)
SKU Rationalization	—	8,500
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	(43,760)	(2,096)
Inventory	(28,979)	(7,455)
Prepaid expenses, other current assets and other assets	1,088	(3,855)
Accounts payable, accrued expenses and other liabilities	55,721	5,108
Income taxes receivable	1,577	(135)
Income taxes payable	4,989	260
NET CASH PROVIDED BY OPERATING ACTIVITIES	44,813	29,872
INVESTING ACTIVITIES
Purchases of property and equipment	(2,082)	(9,169)
NET CASH USED IN INVESTING ACTIVITIES	(2,082)	(9,169)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	129,244	345,494
Repayments of revolving credit facility	(135,463)	(355,730)
Repayments of Term Loan	(7,583)	(2,750)
Cash dividends paid	(3,651)	(3,571)
Payment of finance lease obligations	(152)	(92)
Proceeds from the exercise of stock options	27	132
Payments of tax withholding for stock based compensation	(658)	(399)
NET CASH USED IN FINANCING ACTIVITIES	(18,236)	(16,916)
Effect of foreign exchange on cash	98	(64)
INCREASE IN CASH AND CASH EQUIVALENTS	24,593	3,723
Cash and cash equivalents at beginning of year	11,370	7,647
CASH AND CASH EQUIVALENTS AT END OF YEAR	$35,963	$11,370

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Consolidated adjusted EBITDA for the year ended December 31, 2020:

	Three Months Ended				Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
			(in thousands)
Net (loss) income as reported	$(28,164)	$(3,977)	13,913	$15,221	$(3,007)
Subtract out:
Undistributed equity (earnings) losses, net	(339)	848	(147)	(1,620)	(1,258)
Add back:
Income tax (benefit) provision	(3,729)	3,031	3,711	6,853	9,866
Interest expense	4,736	4,230	4,128	4,183	17,277
Depreciation and amortization	6,234	6,061	6,090	6,279	24,664
Mark to market loss (gain) on interest rate derivatives	2,251	164	(99)	(172)	2,144
Goodwill and other impairments	20,100	—	—	—	20,100
Stock compensation expense	1,326	1,420	1,575	1,630	5,951
Acquisition related expenses	47	55	57	126	285
Restructuring expenses (benefit)	—	253	—	(42)	211
Warehouse relocation expenses	790	303	—	—	1,093
Consolidated adjusted EBITDA	$3,252	$12,388	$29,228	$32,458	$77,326

Consolidated adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Consolidated adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax (benefit) provision, interest expense, depreciation and amortization, mark to market loss (gain) on interest rate derivatives, goodwill and other impairments, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands - except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income and adjusted diluted income per common share (in thousands - except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (loss) as reported	$15,221	$(14,516)	$(3,007)	$(44,415)
Adjustments:
Acquisition related expenses	126	55	285	206
Restructuring expenses (benefit)	(42)	316	211	1,435
Integration charges	—	159	—	1,263
Warehouse relocation expenses	—	1,689	1,093	2,785
Mark to market (gain) loss on interest rate derivatives	(172)	315	2,144	(402)
Goodwill and other impairments	—	33,242	20,100	42,990
SKU Rationalization	—	—	—	8,500
Foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss	—	—	235	—
Income tax effect on adjustments	20	(156)	(858)	(3,183)
Income tax provision adjustment(1)	—	(9,790)	—	—
Adjusted net income	$15,153	$11,314	$20,203	$9,179
Adjusted diluted income per share (2)	$0.70	$0.54	$0.95	$0.44
Adjusted net income and adjusted diluted income per common share in the three months ended and year ended December 31, 2020 excludes acquisition expenses, restructuring expenses (benefit), warehouse relocation expenses, mark to market (gain) loss on interest rate derivatives, goodwill and other impairments and foreign currency translation losses. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

Adjusted net income and adjusted diluted income per common share in the three months ended and year ended December 31, 2019 excludes acquisition expenses, restructuring expenses, integration charges, warehouse relocation expenses, mark to market (gain) loss on interest rate derivatives, goodwill and other impairments and SKU rationalization expenses. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

(1) The income tax provision adjustment is calculated as the difference between the tax benefit of $5.7 million, recorded in net loss for the three month period ended December 31, 2019, and an adjusted tax provision of $(4.1) million for the three month period ended December 31, 2019. The adjusted tax provision was calculated using an effective tax rate of 33.6% on Income before income taxes and equity in earnings excluding certain non-cash charges, for the three month period ended December 31, 2019. The effective tax rate of 33.6% is the effective rate for the three month period ended December 31, 2020 on Income before taxes and equity in earnings excluding certain non-cash charges for the three month period ended December 31, 2020. The income tax provision adjustment for the three month period ended December 31, 2019 provides important comparative analysis because the prior year effective tax method was unusual due to the timing of certain non deductible expenses, including goodwill impairment.

(2)Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 21,673 and 20,799 for the three month period ended December 31, 2020 and 2019, respectively, and 21,179 and 20,695 for the year ended December 31, 2020 and 2019, respectively. The diluted weighted-average shares outstanding for the three months ended and year ended December 31, 2020 include the effect of dilutive securities of 737 and 319 shares, respectively. The diluted weighted-average shares outstanding for the three months ended and year ended December 31, 2019 include the effect of dilutive securities of 139 and 98 shares, respectively.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended December 31,			Constant Currency (1) Three Months Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2020	2019	Increase (Decrease)	2020	2019	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$220,201	$198,845	$21,356	$220,201	$198,957	$21,244	$(112)	10.7%	10.7%	0.0%
International	$29,008	$28,093	$915	$29,008	$28,774	$234	$(681)	0.8%	3.3%	2.5%
Total net sales	$249,209	$226,938	$22,271	$249,209	$227,731	$21,478	$(793)	9.4%	9.8%	0.4%

	As Reported Year Ended December 31,			Constant Currency (1) Year Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2020	2019	Increase (Decrease)	2020	2019	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$683,539	$644,171	$39,368	$683,539	$644,183	$39,356	$(12)	6.1%	6.1%	0.0%
International	$85,630	$90,731	$(5,101)	$85,630	$91,403	$(5,773)	$(672)	(6.3)%	(5.6)%	0.7%
Total net sales	$769,169	$734,902	$34,267	$769,169	$735,586	$33,583	$(684)	4.6%	4.7%	0.1%
(1)“Constant Currency” is determined by applying the 2020 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Income from operations excluding certain non-cash charges (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Income (loss) from operations	$24,413	$(15,492)	$24,970	$(23,395)
Excluded non-cash charges:
Goodwill and other impairments	—	33,242	20,100	42,990
SKU Rationalization	—	—	—	8,500
Bad debt reserve related to COVID-19 pandemic (1)	—	—	2,844	—
Total excluded non-cash charges	$—	$33,242	$22,944	$51,490
Income from operations excluding certain non-cash charges	$24,413	$17,750	$47,914	$28,095
Interest expense	(4,183)	(5,275)	(17,277)	(20,780)
Mark to market gain (loss) on interest rate derivatives	172	(315)	(2,144)	402
Income before income taxes and equity in earnings excluding certain non-cash charges	$20,402	$12,160	$28,493	$7,717
(1) Bad debt reserve recorded in the first quarter of fiscal 2020 to establish a provision against potential credit problems from certain retail customers who may have financial difficulty that has been caused or increased due to the COVID-19 pandemic. This reflects the Company's assessment of risk of not being able to collect such receivables from certain customers in the U.S. that are at risk of seeking or have already obtained bankruptcy protection and our international customer base which has a higher proportion of small and independent brick-and-mortar retailers. This charge was taken in response to the Company's assessment on the impact of the COVID-19 pandemic on these accounts